                                                                [EXECUTION COPY]

                                FOURTH AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

      This FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of January 15, 1997 (this "Amendatory Agreement"), is among HANDY & HARMAN, a New York corporation (the "Borrower"), certain financial institutions signatories hereto (the "Lenders"), THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK (formerly known as Chemical Bank) and THE BANK OF NEW YORK, as the co-agents (collectively referred to herein as the "Co-Agents"), and THE BANK OF NOVA SCOTIA, as administrative agent (the "Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, the Borrower, the Lenders, the Co-Agents and the Administrative Agent are parties to a Revolving Credit Agreement, dated as of September 28, 1994 (as amended or otherwise modified to the date hereof, the "Existing Credit Agreement"); and

      WHEREAS, the parties hereto have agreed, subject to the conditions and terms hereinafter set forth, to amend the Existing Credit Agreement in certain respects as herein provided (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement");

      NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                     PART I

                                   DEFINITIONS

      SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

      "Administrative Agent" is defined in the preamble.

      "Amendatory Agreement" is defined in the preamble.

      "Borrower" is defined in the preamble.

      "Co-Agents" is defined in the preamble.

      "Credit Agreement" is defined in the second recital.

      "Existing Credit Agreement" is defined in the first recital.

      "Fourth Amendment Effective Date" is defined in Subpart 3.1.

      "Lenders" is defined in the preamble.

      SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.

                                     PART II

                                AMENDMENTS TO THE
                            EXISTING CREDIT AGREEMENT

      Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II; except as so amended, the Existing Credit Agreement shall continue in full force and effect.

      SUBPART 2.1. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 through 2.1.2.

      SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

            "Fourth Amendment" means the Fourth Amendment, dated as of January 15, 1997, to this Agreement among the Borrower, the Lenders party thereto, the Co-Agents and the Administrative Agent.

            "Fourth Amendment Effective Date" means the Fourth Amendment Effective Date as defined in Subpart 3.1 of the Fourth Amendment.

            "Olympic Transaction" means the purchase of all of the outstanding stock of Olympic Manufacturing Group Inc., as more specifically described in the letter, dated January 13, 1997, from the Borrower to the Lenders, the Co-Agents and the Administrative Agent.

      SUBPART 2.1.2. Section 1.1 of the Existing Credit Agreement is further amended by amending clause (b)(i) of the definition of "Consolidated Tangible Net Worth" in its entirety to read as follows:

            "(i) treasury stock (excluding the amount, not to exceed $45,000,000, of cash consideration expended for the repurchase and/or redemption of the Borrower's outstanding common stock in accordance with the 1996 Transaction that results in an increase in such treasury stock), subscribed but unissued stock, unamortized debt discount and expense, goodwill (excluding goodwill in an amount not to exceed $45,000,000 associated with the Olympic Transaction), trademarks, trade names, patents and other intangible assets (but not deferred charges) of the Borrower, and"

      SUBPART 2.2. Amendment to Article II. Section 2.2.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

            "SECTION 2.2.2. Mandatory Reduction of Commitments. Immediately upon the sale, lease, transfer, contribution or conveyance of an asset pursuant to clause (c)(iii) of Section 7.2.11, the Loan Commitment Amount shall be automatically reduced by an amount equal to the aggregate Net Disposition Proceeds of such sale, lease, transfer, contribution or conveyance."

      SUBPART 2.3. Amendments to Article VII. Clause (c) of Section 7.2.11 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

            "(c) such sale, transfer, lease, contribution or conveyance is (i) in connection with the 1996 Transaction (provided, that the Market Value of the gold sold or otherwise disposed of in connection therewith shall not exceed an aggregate amount equal to $45,000,000), (ii) in connection with the sale or disposition of precious metal having an aggregate Market Value in a maximum amount not to exceed $55,000,000 but only to the extent the proceeds are used to finance the Olympic Transaction, or (iii) if not in the ordinary course of business, or not otherwise permitted hereunder, the assets are sold for fair value (as determined by the Board of Directors of the Borrower or the Subsidiary owning such assets) and the Commitments of the Lenders are reduced by an amount equal to the Net Disposition Proceeds of such sale, transfer, lease, contribution or conveyance; or".

      SUBPART 2.4. Amendment to Exhibit E. Attachment 1 of Exhibit E (Compliance Certificate) to the Existing Credit Agreement is hereby amended in its entirety to read as set forth on Exhibit A hereto.

                                    PART III

                           CONDITIONS TO EFFECTIVENESS

      SUBPART 3.1. Fourth Amendment Effective Date. This Amendatory Agreement shall become effective on the date first set forth above (the "Fourth Amendment Effective Date") when each of the conditions set forth in this Subpart 3.1 shall have been satisfied.

      SUBPART 3.1.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendatory Agreement, duly executed on behalf of the Borrower and the Required Lenders.

      SUBPART 3.1.2. Short Term Credit Agreement Amendment No. 4. The conditions to the effectiveness of the Fourth Amendment to the Short Term Credit Agreement, also dated as of the date hereof ("ST Amendment No. 4") (other than the effectiveness of this Amendatory Agreement) shall have been satisfied and such ST Amendment No. 4 shall, concurrently with the effectiveness of this Amendatory Agreement, have been declared effective by the Administrative Agent.

      SUBPART 3.1.3. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Administrative Agent and its counsel.

                                     PART IV

                                  MISCELLANEOUS

      SUBPART 4.1. Cross-References. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

      SUBPART 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

      SUBPART 4.3. Successors and Assigns. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      SUBPART 4.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SUBPART 4.5. Representations, No Default, etc. As of the date of effectiveness of this Amendatory Agreement, the Borrower hereby represents and warrants to the Agents and the Lenders that

            (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement (excluding, however, those contained in Section 6.7 thereof) are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

            (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7 of the Existing Credit Agreement,

                  (i) no litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which may reasonably be expected to materially adversely affect the Borrower's, or the Borrower and its Subsidiaries' taken as a whole, financial condition, operations, assets, businesses, properties or prospects or which purports to affect the legality, validity or enforceability of the Existing Credit Agreement, the Notes or any other Loan Document; and

                  (ii) no development has occurred in any litigation,
            arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Existing Credit Agreement which may reasonably be expected to materially adversely affect the financial condition, operations, assets, businesses, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole; and

            (c) no Default has occurred and is continuing.

      SUBPART 4.6. Limited Waiver, etc. No amendment, waiver or approval by the Agents or any Lender under this Amendatory

Agreement shall, except as may be otherwise stated in this Amendatory Agreement, be applicable to subsequent transactions. No amendment, waiver or approval hereunder shall require any similar or dissimilar amendment, waiver or approval to be granted after the date hereof, and except as expressly modified by this Amendatory Agreement, the provisions of the Existing Credit Agreement shall remain in full force and effect, without amendment or other modification.

      SUBPART 4.7. Governing Law. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendatory Agreement to be executed by their respective authorized officers as of the day and year first above written.


                                    HANDY & HARMAN


                                    By ___________________________________
                                       Title:


                                    THE BANK OF NOVA SCOTIA,
                                       in its capacity as Administrative
                                       Agent, Co-Agent and Lender


                                    By ___________________________________
                                       Title:


                                    THE BANK OF NEW YORK,
                                       in its capacity as
                                         Co-Agent and Lender


                                    By ___________________________________
                                       Title:


                                    THE CHASE MANHATTAN BANK (formerly known
                                       as Chemical Bank), in its capacity as
                                       Co-Agent and Lender


                                    By ___________________________________
                                       Title:


                                    FLEET PRECIOUS METALS INC.


                                    By ___________________________________
                                       Title:

                                    THE FIRST NATIONAL BANK OF CHICAGO
                                     (formerly known as NBD Bank)


                                    By ___________________________________
                                       Title:


                                    BANK OF TOKYO - MITSUBISHI TRUST COMPANY


                                    By ___________________________________
                                       Title:


                                    LTCB TRUST COMPANY


                                    By ___________________________________
                                       Title:


                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By ___________________________________
                                       Title:


                                    CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                    By ___________________________________
                                       Title:


                                  THE SUMITOMO BANK, LIMITED


                                    By ___________________________________
                                       Title:


                                    By ___________________________________
                                       Title:

                                    THE FUJI BANK, LIMITED,
                                      NEW YORK BRANCH


                                    By ___________________________________
                                       Title:


                                    ABN AMRO BANK N.V. NEW YORK BRANCH


                                    By ___________________________________
                                       Title:


                                    By ___________________________________
                                       Title:


                                    COMERICA BANK


                                    By ___________________________________
                                       Title:


                                    YASUDA TRUST & BANKING CO., LTD.
                                       NEW YORK BRANCH


                                    By ___________________________________
                                       Title:

                                                                       EXHIBIT A
                                                             TO FOURTH AMENDMENT

                                                                    ATTACHMENT 1
                                            (to __/__/__ Compliance Certificate)

                    ADJUSTED CONSOLIDATED TANGIBLE NET WORTH
                               (________ __, 19__)

      Adjusted Consolidated
      Tangible Net Worth:

      A.    The par value (or value stated on
            the books of the Borrower) of the
            capital stock of all classes of the
            Borrower................................................$_________

      B.    The amount of the consolidated
            surplus, whether capital or earned,
            of the Borrower and its
            and its Subsidiaries................................... $_________

      C.    The sum (or difference, in the
            case of a surplus deficit in
            Item 1.B) of Items 1.A and 1.B......................... $_________

      D.    The aggregate amount of treasury
            stock (excluding the amount, not to
            exceed $45,000,000, of cash
            consideration expended for the
            repurchase and/or redemption of the
            Borrower's outstanding common stock
            in accordance with the 1996
            Transaction that results in an
            increase in such treasury stock),
            subscribed but unissued stock,
            unamortized debt discount
            and expense, goodwill (excluding
            goodwill in an amount not to exceed
            $45,000,000 associated with the
            Olympic Transaction), trademarks,
            trade names, patents and other
            intangible assets (but not deferred
            charges), of the Borrower and
            its Subsidiaries........................................$_________

      E.    The aggregate amount of all write-
            ups in the book value of any assets
            owned by the Borrower or its
            Subsidiaries subsequent to
            March 16, 1992, other than
            write-ups of assets (and assets
            of Subsidiaries) acquired by
            the Borrower and/or its
            Subsidiaries (exclusive of
            goodwill) that are made in
            connection with the
            acquisition thereof.....................................$_________

      F.    Sum of Items 1.D through 1.E............................$_________

      G.    Consolidated Tangible Net Worth:
            The excess of Item 1.C over Item 1.F................... $_________

      H.    40% of the excess of the Market
            Value of the Borrower's and its
            Subsidiaries' owned precious metal
            holdings over the LIFO cost of such
            holdings as set forth in the
            Borrower's most recent consolidated
            financial statements delivered
            pursuant to clause (a) or clause
            (b) of Section 7.1.1 of the
            Credit Agreement....................................... $_________

      I.    ADJUSTED CONSOLIDATED TANGIBLE NET WORTH:
            The sum of Items 1.G and 1.H............................$_________


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